Upper Illinois River Valley Development Authority

                                         And

                                 Exolon-ESK Company



                                   Loan Agreement



                            Dated as of December 1, 1996



                                   Loan Agreement



          (This Table of Contents is not a part of this Loan Agreement and is only for convenience of reference)

          Table of Contents

          SECTION        HEADING                                      PAGE

           Parties                                                    1
           Preambles                                                  1
          Article I      Definition of Terms                          2
          Article II     Representations                              7
          Section 2.1.   Representations of the Issuer                7
          Section 2.2.   Representations of the Company               8
          Article III    Acquisition, Construction and Installation
                         of the Project; Issuance of the Bonds        11
          Section 3.1.   Acquisition, Construction and Installation
                         of the Project; Title                        11
          Section 3.2.   Agreement to Issue Bonds; Application of
                         Bond Proceeds                                11
          Section 3.3.   Disbursements from the Acquisition
                         and Construction Fund                        12
          Section 3.4.   Establishment of Completion Date;
                         Obligation of Company to Complete            13
          Section 3.5.   Investment of Moneys in the Acquisition
                         and Construction Fund, the Bond Fund and
                         the Bond Purchase Fund                       15
          Section 3.6.   Special Arbitrage Certifications and
                         Covenants                                    15
          Article IV     Repayment Provisions                         16
          Section 4.1.   Bond Proceeds                                16
          Section 4.2.   Repayment of the Loan and Payment of
                         Other Amounts Payable                        16
          Section 4.3.   No Defense or Set-Off - Unconditional
                         Obligation                                   18
          Section 4.4.   Assignment and Pledge of Issuer's Rights     19
          Article V      Special Covenants and Agreements             19
          Section 5.1.   Issuer's and Trustee's Right of Access
                         to the Project and the Premises              19
          Section 5.2.   Company to Maintain Its Corporate
                         Existence; Conditions under Which
                         Exceptions Permitted                         19
          Section 5.3.   Release and Indemnification Covenants        20
          Section 5.4.   Records and Financial Statements of Company  21
          Section 5.5.   Tax-Exempt Status                            22
          Section 5.6.   Insurance                                    23
          Section 5.7.   Maintenance and Repair                       23
          Section 5.8.   Qualification in State                       23
          Section 5.9.   Letter of Credit                             23
          Article VI     Events of Default and Remedies               27
          Section 6.1.   Events of Default                            27
          Section 6.2.   Remedies on Default                          28
          Section 6.3.   Agreement to Pay Attorneys' Fees and
                         Expenses                                     29
          Section 6.4.   No Remedy Exclusive                          29
          Section 6.5.   No Additional Waiver Implied by One Waiver   30
          Article VII    Prepayment of Note                           30
          Section 7.1.   Obligation to Prepay the Note upon
                         Determination of Taxability                  30
          Section 7.2.   General Option to Prepay the Note            30
          Section 7.3.   Option to Prepay the Note in Extraordinary
                         Events                                       30
          Section 7.4. Obligation to Prepay the Note with Moneys Remaining in the Acquisition and
                         Construction Fund                            31
          Section 7.5.   Obligation to Prepay the Note for Mandatory
                         Sinking Fund Redemptions                     31
          Section 7.6.   Redemption of the Bonds                      32
          Article VIII   Financing Statements                         32
          Article IX     Miscellaneous                                33
          Section 9.1.   Notices                                      33
          Section 9.2.   Assignments                                  33
          Section 9.3.   Severability                                 33
          Section 9.4.   Execution of Counterparts                    33
          Section 9.5.   Amounts Remaining in Any Fund or with
                         Trustee                                      33
          Section 9.6.   Amendments, Changes and Modifications        34
          Section 9.7.   Governing Law                                34
          Section 9.8.   Authorized Company Representative            34
          Section 9.9.   Term of This Agreement                       34
          Section 9.10.  Binding Effect                               35
          Section 9.11.  References to Bank and Letter of Credit      35
                         Signature                                    36

          Exhibit A Description of Project
          Exhibit B Promissory Note
          Exhibit C Description of Real Estate
          Exhibit D Form of Requisition Certificate


                                   Loan Agreement

          This Loan Agreement (the "Agreement") dated as of December 1, 1996 by and between the Upper Illinois River Valley Development Authority, a political subdivision, body politic and municipal corporation duly organized and validly existing under the laws of the State of Illinois (the "Issuer"), and Exolon-ESK Company, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company");

          Witnesseth:

          Whereas, pursuant to the Constitution and the laws of the State of Illinois (the State ), and particularly 70 Illinois Compiled Statutes 1994, 530/1 et seq., as supplemented and amended (collectively, the "Act"), the Issuer is authorized to issue its revenue bonds to finance the cost of "projects," as defined in the Act; and

          Whereas, pursuant to and in accordance with the Act, the Issuer has agreed to issue and sell its Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-A (Upper Illinois River Valley Development Authority Project) in the aggregate principal amount of $8,405,000 (the "Series 1996-A Bonds") and its Taxable Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-B (Exolon-ESK Company Project) in the aggregate principal amount of $4,595,000 (the "Series 1996-B Bonds"), which Series 1996-A Bonds and Series 1996-B Bonds (collectively, the "Bonds") will be issued under the terms of an Indenture of Trust (the "Indenture") dated as of December 1, 1996, from the Issuer to American National Bank and Trust Company of Chicago, as trustee (the "Trustee"), and to lend the proceeds of the Bonds to the Company to finance a portion of the costs of the acquisition of land, the construction of a building and related improvements and the acquisition of machinery, equipment and related property to be installed therein (the "Project"), all to be used for the disposal of certain solid wastes, to be owned and operated by the Company and all to be located in the Village of Hennepin, Illinois, which Project shall constitute a "project," within the meaning of the Act; and

          Whereas, the Bonds issued under the Indenture will be secured by
          (i) an assignment and pledge of all right, title and interest of the Issuer in and to this Agreement and the promissory note of the Company issued pursuant to this Agreement (the "Note"), except as otherwise provided in the Indenture, and (ii) moneys derived from drawings under the irrevocable, transferable letter of credit dated the date of issuance and delivery of the Bonds, issued by The Chase Manhattan Bank (the "Bank") in favor of the Trustee for the benefit of the owners from time to time of the Bonds, in the amount of (A) the aggregate principal amount of the Bonds (1) to enable the Trustee to pay the principal of the Bonds at maturity, upon call for redemption prior to maturity or acceleration, and (2) to enable the Trustee to pay the portion of the purchase price of Bonds to be tendered or deemed to be tendered to it for purchase, equal to the aggregate principal amount of such Bonds, plus (B) an amount equal to the interest to accrue on the Bonds for thirty-five (35) days at the maximum rate of twelve percent (12%) per annum (1) to enable the Trustee to pay interest accrued on the Bonds on the dates and in the manner set forth in the Indenture, and (2) to enable the Trustee to pay the portion of the purchase price of Bonds tendered or deemed to be tendered to it for purchase, equal to the accrued interest on such Bonds (which initial letter of credit, together with any substitute letter of credit, is hereinafter referred to as the "Letter of Credit");

          Now, Therefore, in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall be a special, limited obligation of the Issuer, and shall not constitute a general obligation, debt or liability of the Issuer, the State or any political subdivision thereof, or a charge against the general credit, taxing powers or general funds or assets of the Issuer, the State or any political subdivision thereof, but shall be payable solely out of the proceeds derived from this Agreement, the Note, the Letter of Credit and the sale of the Bonds referred to in Section 3.2 hereof, all as herein provided):

                                      Article I
                                 Definition of Terms

          All words and phrases defined in Article I of the Indenture shall have the same meanings in this Agreement. Certain terms used in this Agreement are hereinafter defined in this Article I. When used herein, such terms shall have the meanings given to them by the language employed in this Article I defining such terms, unless the context clearly indicates otherwise:

          "Acquisition and Construction Fund" means the Upper Illinois River Valley Development Authority Variable Rate Demand Solid Waste Disposal Revenue Bond Acquisition and Construction Fund (Exolon-ESK Company Project), created and established in Section
          6.6 of the Indenture.

          "Acquisition and Construction Period" means the period between the beginning of the acquisition, construction and installation of the Project or the date on which the Bonds are first delivered to the purchasers thereof, whichever is earlier, and the Completion Date.

          "Act" means 70 Illinois Compiled Statutes 1994, 530/1 et seq., as from time to time supplemented and amended.

          "Agreement" means this Loan Agreement, as from time to time supplemented and amended.

          "Alternate Credit Facility" means an irrevocable letter of credit, a surety bond, an insurance policy or other credit facility delivered to the Trustee pursuant to Section 5.9(e) of this Agreement.

          "Authorized Company Representative" means such person at the time and from time to time designated to act on behalf of the Company by written certificate furnished to the Issuer, the Trustee and the Bank, containing the specimen signature of such person, signed on behalf of the Company by the president, any vice president, the treasurer or the secretary of the Company. Such certificate may designate an alternate or alternates.

          "Bank" means The Chase Manhattan Bank, in its capacity as the issuer of the initial Letter of Credit pursuant to Section 5.9(a) hereof, its successors in such capacity and their assigns, and the issuer of any substitute Letter of Credit pursuant to Section 5.9(b), Section 5.9(c) or Section 5.9(d) hereof, and its successors in such capacity and their assigns.

          "Bond" or "Bonds" means the Series 1996-A Bonds and the Series 1996-B Bonds.

          "Bond Counsel" means the counsel who renders the opinion as to the tax-exempt status of the interest on the Series 1996-A Bonds on the date of the issuance, sale and delivery of the Series 1996-A Bonds or such other firm of attorneys of nationally recognized standing on the subject of bonds of states and their political subdivisions, as may be mutually satisfactory to the Issuer, the Company and the Trustee.

          "Bond Fund" means the Upper Illinois River Valley Development Authority Variable Rate Demand Solid Waste Disposal Revenue Bond Fund (Exolon-ESK Company Project), created and established in
          Section 6.2 of the Indenture.

          "Bond Purchase Fund" means the Upper Illinois River Valley Development Authority Variable Rate Demand Solid Waste Disposal Revenue Bond Purchase Fund (Exolon-ESK Company Project), created and established in Section 6.10 of the Indenture.

          "Building" means the buildings to be constructed and financed with the proceeds of the Bonds, constituting a portion of the Project.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Exolon-ESK Company, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and any surviving, resulting or transferee corporation as permitted under Section 5.2 of this Agreement.

          "Completion Date" means the date of completion of the Project as that date shall be certified as provided in Section 3.4 of this Agreement.

          "Costs of Issuance" means those issuance costs described in
          Section 147(g) of the Code and any Regulations.

          "Costs of the Project" means the sum of the items authorized to be paid from the Acquisition and Construction Fund pursuant to the provisions of subsections (a) through (i) of Section 3.3 of this Agreement.

          "Determination of Taxability" means (i) the receipt by the Company of a written notice from the Trustee or the receipt by the Company and the Trustee of a written notice from any owner of any Series 1996-A Bond of any issuance of a preliminary letter regarding a proposed deficiency or a statutory notice of deficiency by the Internal Revenue Service which holds, in effect, that the interest payable on such Series 1996-A Bond, or any installment thereof, is includible in the Federal gross income of the taxpayer named therein (other than a "substantial user" of the Project or any "related person" thereto, within the meaning of Section 147(a) of the Code), (ii) the delivery to the Company and the Trustee of an opinion of Bond Counsel to the effect that the interest payable on any Series 1996-A Bond, or any installment thereof, is includible in the Federal gross income of the taxpayer named therein (other than a "substantial user" of the Project or any "related person" thereto, within the meaning of
          Section 147(a) of the Code), (iii) the filing by the Company with the Trustee, any owner of any Series 1996-A Bond or the Internal Revenue Service of any certificate, statement, or other tax schedule, return or document which discloses that the interest payable on any Series 1996-A Bond, or any installment thereof, is includible in the Federal gross income of the taxpayer named therein (other than a "substantial user" of the Project or any "related person" thereto within the meaning of Section 147(a) of the Code), or (iv) any amendment, modification, addition or change shall be made in Section 142 of the Code or any other provision of the Code or in any regulation or proposed regulation thereunder;
          or any ruling shall be issued or revoked by the Internal Revenue Service; or any other action shall be taken by the Internal Revenue Service, the Department of Treasury or any other governmental agency, authority or instrumentality; or any opinion of any Federal court or of the United States Tax Court shall be rendered; and the Trustee, the Bank or the owner of any Series 1996-A Bond shall have notified the Company in writing that, as a result of any such event or condition, Bond Counsel is unable to give an unqualified opinion that the interest payable on any Series
          1996-A Bond, or any installment thereof, made on or after a date specified in said notice is excludible from the Federal gross income of the taxpayer named therein (other than a "substantial user" of the Project or any "related person" thereto, within the meaning of Section 147(a) of the Code).

          "Equipment" means the machinery, equipment and related property to be acquired and installed with a portion of the proceeds of the Bonds, more particularly described in Exhibit A attached hereto and made a part hereof, comprising a portion of the Project.

          "Event of Default" means an event of default specified in Section
          6.1 of this Agreement.

          "Improvements" means the improvements to be constructed with a portion of the proceeds of the Bonds, more particularly described in Exhibit A attached hereto and made a part hereof, comprising a portion of the Project.

          "Indenture" means the Indenture of Trust dated as of December 1, 1996, from the Issuer to the Trustee, as from time to time supplemented and amended.

          "Investment Obligations" means:  (i) Governmental Obligations;
          (ii) interest-bearing savings accounts, interest-bearing certificates of deposit or interest-bearing time deposits of any bank, as defined by the Illinois Banking Act, which are insured by the Federal Deposit Insurance Corporation or any successor corporation, including without limitation the Trustee; (iii) short-term obligations of corporations organized in the United States of America with assets exceeding $500,000,000, if (A) such obligations are rated on the date of purchase and at any time held by the Trustee within one of the three (3) highest rating classifications established by at least two (2) standard rating services (without regard to any rating refinement or gradation by numerical or other modifier), including without limitation the Rating Agency and at least one (1) other rating service, and mature not later than 180 days from the date of purchase, and (B) such purchases do not exceed ten percent (10%) of such corporations' outstanding obligations; (iv) money market mutual funds registered under the Investment Company Act of 1940, as from time to time amended, provided that the portfolio of any such money market fund is limited to Government Obligations or agreements to repurchase such Government Obligations and such fund is rated on the date of purchase and at any time held by the Trustee in the highest rating classification by the Rating Agency; (v) short-term discount obligations of the Federal National Mortgage Association; (vi) obligations issued by any state, unit of local government or school district, which obligations are rated on the date of purchase and at any time held by the Trustee by the Rating Agency within one of the two
          (2) highest rating classifications (without regard to rating refinement or gradation by numerical or other modifier); (vii) investment contracts under which securities are to be purchased and sold at a predetermined price on a future date, or pursuant to which moneys are deposited with a bank or other financial institution and the deposits are to bear interest at an agreed upon rate; provided that such investment contracts are rated on the date of purchase and at any time held by the Trustee by the Rating Agency within one of the two (2) highest rating classifications (without regard to rating refinement or graduation by numerical or other modifier); and (viii) any other investments permitted by law if such investments are rated on the date of purchase and at any time held by the Trustee within one of the two (2) highest classifications (without regard to rating refinement or graduation by numerical or other modifier) established by the Rating Agency; or (ix) any other investment permitted by law.

          "Issuer" means the Upper Illinois River Valley Development Authority, a political subdivision, body politic and municipal corporation duly organized and validly existing under the laws of the State, and any successor body to the duties or functions of the Issuer.

          "Land" means the land purchased with a portion of the proceeds of the Bonds, constituting a part of the Project, and more particularly described in Part of I of Exhibit C attached to and made a part of this Agreement.

          "Letter of Credit" means the initial irrevocable, transferable Letter of Credit delivered to the Trustee pursuant to Section 5.9(a) hereof, and, unless the context or use indicates another or different meaning or intent, any substitute Letter of Credit delivered to the Trustee pursuant to Section 5.9(b), Section 5.9(c) or Section 5.9(d) of this Agreement.

          "Letter of Credit Agreement" means the Letter of Credit Reimbursement Agreement dated as of December 1, 1996, by and between the Company and the Bank, as from time to time supplemented and amended, under the terms of which the Bank agrees to issue and deliver the initial Letter of Credit to the Trustee; and, unless the context or use indicates another or different meaning or intent, any letter of credit agreement or reimbursement agreement by and between the Company and the issuer of any substitute Letter of Credit delivered to the Trustee pursuant to Section 5.9(b), Section 5.9(c) or Section 5.9(d) hereof, as from time to time supplemented and amended, which provides that it is a Letter of Credit Agreement for purposes of this Agreement and the Indenture.

          "Note" means the promissory note of the Company made payable to the order of the Issuer and endorsed by the Issuer to the order of the Trustee, delivered by the Company pursuant to Section 4.2(a) hereof, in order to evidence the obligation of the Company to repay the loan made hereunder, payments on which Note are provided to be sufficient to pay the principal of, premium, if any, and interest on the Bonds when due.

          "Premises" means the land on which the existing manufacturing facilities of the Company are located (more particularly described in Exhibit C attached hereto and made a part hereof), the buildings, the machinery, the equipment and the other related property located thereon and the Project.

          "Project" means the Land, the Building, the Improvements, the Equipment and related property to be acquired, constructed and installed by the Company and financed with the proceeds of the Bonds.

          "Rebate Fund" means the fund by that name, created and established under the Tax Exemption Certificate and Agreement.

          "Regulations" means those regulations, whether now or hereafter adopted, proposed or temporary, prepared by the United States Department of the Treasury with respect to Section 103 or any of Sections 141 through 150 of the Code.

          "Remarketing Agent" means Gates Capital Corporation, and any successors thereto, appointed in accordance with Section 10.11 of the Indenture.

          "Remarketing Agreement" means the Remarketing Agreement dated as of December 1, 1996, by and among the Issuer, the Company and the Remarketing Agent, as from time to time supplemented and amended, and any remarketing agreement entered into in substitution therefor.

          "Series 1996-A Bonds" means the Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-A (Exolon-ESK Company Project) of the Issuer, in the aggregate principal amount of $8,405,000, issued pursuant to the Indenture.

          "Series 1996-B Bonds" means the Taxable Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-B (Exolon-ESK Company Project) of the Issuer, in the aggregate principal amount of $4,595,000, issued pursuant to the Indenture.

          "State" means the State of Illinois.

          "Stated Termination Date" means the date on which the Letter of Credit, as from time to time extended, is stated to expire.

          "Tax Exemption Certificate and Agreement" means the Tax Exemption Certificate and Agreement of the Company, dated the date of issuance and delivery of the Series 1996-A Bonds.

          "Trustee" means the Trustee as defined under the Indenture. The words "hereof," "herein," "hereunder" and other words of similar import refer to this Agreement as a whole.

          Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivisions of this Agreement as originally executed.

          The headings of this Agreement are for convenience only and shall not define or limit the provisions of this Agreement.

                                     Article II

                                   Representations

          Section 2.1. Representations of the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

                   (a) The Issuer is duly constituted and validly existing as a political subdivision, body politic and municipal corporation under the laws of the State. Under the provisions of the Act, the Issuer has the power to enter into the transactions contemplated by this Agreement, the Indenture, the Remarketing Agreement and the Tax Exemption Certificate and Agreement and to carry out its obligations hereunder and thereunder. The Project constitutes and will constitute a "project," within the meaning of the Act. By proper action of the members of the Issuer, the Issuer has been duly authorized to execute and deliver this Agreement, the Indenture, the Remarketing Agreement and the Tax Exemption Certificate and Agreement.

                   (b) Neither the execution and delivery of this Agreement, the Indenture, the Remarketing Agreement, the Tax Exemption Certificate and Agreement and the Bonds, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Indenture, the Remarketing Agreement, the Tax Exemption Certificate and Agreement and the Bonds, conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing.

                   (c) To finance a portion of the Costs of the Project, the Issuer proposes to issue its Bonds in the amount and having the terms and conditions specified in Articles II, III and IV of the Indenture. The proceeds of the Bonds will be lent to the Company and used by the Company to finance a portion of the Costs of the Project as set forth in Section 3.3 of this Agreement.

                   (d) The Issuer has not assigned or pledged, and will not assign or pledge, its right, title or interest in or to this Agreement or the Note, other than to secure the Bonds and as otherwise provided in the Indenture.

                   (e) The Issuer is not in default under any of the provisions of the Constitution and the laws of the State which would affect its existence or its powers referred to in the preceding subsection (a).

                   (f) Under existing statutes and decisions, no taxes on income or profits are imposed on the Issuer.

                   (g) The Issuer hereby finds and determines that the financing of the Project with the proceeds of the Bonds will further the public purposes stated in the Act, and that all requirements of the Act incident to the issuance of the Bonds have been completed.

                   (h) No member of the Issuer or any officer, employee or agent of the Issuer has a pecuniary interest in any employment, financing agreement or other contract made with respect to the Company, the Project, the Bonds, the Indenture, this Agreement or the transactions contemplated thereby or by this Agreement.

                   (i) The Issuer, pursuant to Section 6(b) of the Act, submitted notice, including a description of the Project and the financing therefor, to the corporate authorities of the Village of Hennepin, Putnam County, Illinois, which has planning and subdivision control jurisdiction over the Project, and the Issuer has not been informed by said corporate authorities of any objection to the Project.

                   (j) The Governor of the State has provided written approval for the issuance of the Bonds, as required by Section 7(a) of the Act.

          Section 2.2. Representations of the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

                   (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power to enter into, and, by proper corporate action, has been duly authorized to execute and deliver this Agreement, the Note, the Letter of Credit Agreement, the Remarketing Agreement and the Tax Exemption Certificate and Agreement.

                   (b) Neither the execution and delivery of this Agreement, the Note, the Letter of Credit Agreement, the Remarketing Agreement and the Tax Exemption Certificate and Agreement, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, the Note, the Letter of Credit Agreement, the Remarketing Agreement and the Tax Exemption Certificate and Agreement, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company or any subsidiary of the Company, except as contemplated by such documents. No condition applicable to the Company exists which would, upon the execution of this Agreement, with the lapse of time or the giving of notice, or both, become an Event of Default under this Agreement.

                   (c) The Project will be acquired, constructed and installed through the use of the Bond proceeds, and will be located on the Land and within the corporate boundaries of the Village of Hennepin, Illinois.

                   (d) The Company intends to use the Project in such a manner so as to maintain the status of the Project as a "project," within the meaning of the Act, for at least the duration of this Agreement.

                   (e) All of the Costs of the Project were determined or estimated in accordance with sound engineering and accounting principles.

                   (f) The information contained in the written documents relating to the Project provided by the Company to the Issuer and Bond Counsel with respect to the Bonds is true, correct and complete in all material respects.

                   (g)   No part of the Project was acquired or
          constructed, and no Costs of the Project were incurred or expended, on or before October 14, 1994.

                   (h)   The Company will comply with the provisions of
          Section 148 of the Code, and in that connection, has executed and delivered the Tax Exemption Certificate and Agreement.

                   (i) The Company will not make any payments, or agreements to pay, to a party, other than the United States of America, an amount that is required to be paid to the United States of America under the rebate requirements of Section 148(f) of the Code by entering into any transaction that reduces the rebatable amount because such transaction results in a smaller profit or a larger loss than would have resulted if the transaction had been at arm's length and had the yield on the Series 1996-A Bonds not been relevant to either party. The Company will not acquire with the proceeds of the Series 1996-A Bonds any certificate of deposit, investment contract, or any other type of investment which does not comply with the provisions of the Code.

                   (j) The information furnished by the Company and used by the Issuer in preparing the Form 8038, Information Return for Private Activity Bond Issues, which has been filed by or on behalf of the Issuer with the Internal Revenue Service Center in Philadelphia, Pennsylvania, pursuant to Section 149(e) of the Code, was true and complete as of the date of filing of said Form 8038.

                   (k) The weighted average maturity of the Series 1996-A Bonds does not exceed 120% of the weighted average estimated economic life of the components comprising the Project financed with the proceeds of the Series 1996-A Bonds, as determined pursuant to Section 147(b) of the Code.

                   (l) The property comprising the Project constitutes and will constitute at all times during the term of this Agreement, as set forth in Section 8.9 hereof, either land or property of a character subject to the allowance for depreciation under the Code; at least 95% of the net proceeds of the Series 1996-A Bonds are being used to finance the cost of land and such property; and all expenditures for and all Costs of the Project will be charged to a capital account for Federal income tax purposes, or would be so chargeable either with a proper election or but for a proper election to deduct. In estimating the Costs of the Project, no amount has been included which, under the Federal income tax laws, was or will be deductible by the Company in the year in which it was paid or incurred other than through an allowance for depreciation. No portion of the proceeds from the sale of the Series 1996-A Bonds will be used to provide working capital or to finance inventory, within the meaning of
          Section 144(a) of the Code.

                   (m) No portion of the proceeds of the Series 1996-A Bonds is to be used to finance the acquisition of any property (or an interest therein) other than property the first use of which is pursuant to such acquisition, and no more than 25% of the proceeds of the Series 1996-A Bonds will be used to finance the acquisition of land or any interest therein.

                   (n) The facilities comprising the Project constitute and will constitute throughout the terms of this Agreement "solid waste disposal facilities," within the meaning of Section 142 of the Code.

                   (o) The Project will further the public purposes set forth in the Act, including without limitation increasing employment opportunities and retaining employment opportunities in the Village of Hennepin, Illinois.

                   (p) The operation of the Project and the Premises in the manner presently contemplated and as described herein does not and will not conflict in any material respect with any zoning, water or air pollution or other ordinance, order, law or regulation applicable to the Project on the Premises, as the case may be. The Company has caused the Project to be designed in accordance with all applicable Federal, State and local laws or ordinances (including rules and regulations) relating to zoning, planning, building, safety and environmental quality.

                   (q) The Company possesses, and agrees to maintain and obtain in the future, all necessary licenses and permits, or rights thereto, to operate the Project and the Premises as presently proposed to be operated; all such licenses, permits or other approvals required in connection with the acquisition, construction, installation and operation of the Project and the operation of the Premises have been duly obtained and are in full force and effect except for any such licenses, permits or other approvals which are not yet required and which will be duly obtained not later than the time required or the failure to obtain which will not materially and adversely affect the acquisition, construction, installation and operation of the Project or the operation of the Premises.

                                     Article III

                     Acquisition, Construction and Installation
                        of the Project; Issuance of the Bonds

          Section 3.1. Acquisition, Construction and Installation of the Project; Title. The Company agrees that it will acquire, construct and install, or complete the acquisition, construction and installation of, the Project, substantially in accordance with the plans and specifications therefor prepared by engineers selected by the Company, including any and all supplements, amendments and additions (or deletions) thereto (or therefrom), which plans and specifications shall be made available to the Issuer, the Trustee and the Bank on request; provided, however, that such other facilities and property contemplated by such supplements, amendments and additions (or deletions) to (or from) the plans and specifications shall not materially impair the effective use of the Project contemplated by this Agreement.

          The Company represents and warrants that it has, or prior to the Completion Date will have, acquired good and marketable title to all real estate (or an interest therein) constituting the Premises to enable the Company to acquire, construct, install and use the Project as contemplated by this Agreement. The Company represents and warrants that it has acquired, or will acquire, good and marketable title to all property constituting the Project and the Premises in order to enable the Company to use the Project as contemplated by this Agreement.

          Section 3.2. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide for the financing of the Project, the Issuer agrees that it will issue, sell and cause to be delivered to the purchasers thereof, its Series 1996-A Bonds in the aggregate principal amount of $8,405,000; and its Series 1996-B Bonds in the aggregate principal amount of $4,595,000; each series of Bonds bearing interest, maturing, subject to prior redemption and subject to tender for purchase as set forth in the Indenture. The Issuer will thereupon lend the proceeds of the Series 1996-A Bonds to the Company to pay a portion of the Costs of the Project, and will thereupon lend the proceeds of the Series 1996-B Bonds to the Company to pay a portion of the Costs of the Project. The proceeds of the Bonds shall be disbursed as provided in Section 2.10 of the Indenture.

          Section 3.3. Disbursements from the Acquisition and Construction Fund. The Issuer authorizes and directs the Trustee, upon compliance with the Indenture, to disburse the moneys in the Acquisition and Construction Fund to or on behalf of the Company for the following purposes and, subject to the provisions of Sections 3.5 and 3.6 hereof and the provisions of the Tax Exemption Certificate and Agreement, for no other purposes:

                   (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof), payment to the Company or its named payees for costs of the acquisition, construction and installation of the Project, incurred and expended after December 13, 1994.

                   (b) Payment or reimbursement of any legal, financial and accounting fees and expenses (including fees relating to the Letter of Credit), costs of the execution and filing of any instruments and the preparation of all other documents in connection therewith, and payment or reimbursement of all fees, costs and expenses for the preparation of this Agreement, the Note, the Indenture, the Letter of Credit Agreement, the Letter of Credit, the Remarketing Agreement, the Tax Exemption Certificate and Agreement and the Bonds.

                   (c) Payment or reimbursement for labor, services, materials and supplies used or furnished in the acquisition, construction and installation of the Project, all as provided in the plans, specifications and work orders therefor, payment or reimbursement for the cost of the construction, acquisition and installation of utility services or other facilities and the acquisition and installation of all personal property deemed necessary in connection with the Project and payment or reimbursement for the miscellaneous capital expenditures incidental to any of the foregoing items.

                   (d) Payment or reimbursement of the fees, if any, for architectural, engineering, legal, investment banking and supervisory services with respect to the Project.

                   (e) To the extent not paid by a contractor for construction with respect to any part of the Project, payment or reimbursement of the premiums on all insurance required to be taken out and maintained during the Acquisition and Construction Period, if any.

                   (f) Payment of the taxes, assessments and other charges, if any, that may become payable during the Acquisition and Construction Period with respect to the Project, or reimbursement thereof if paid by the Company.

                   (g) Payment or reimbursement of expenses incurred in seeking to enforce any remedy against any supplier, conveyor, grantor, contractor or subcontractor in respect of any default under a contract relating to the Project.

                   (h) Payment of the interest on the Bonds during the Acquisition and Construction Period.

                   (i)   Payment of any other costs permitted by the Act.

                   (j) All moneys remaining in the Acquisition and Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) through (i), inclusive, of this Section 3.3, shall at the direction of the Company be used in accordance with Section 3.4 of this Agreement.

          Notwithstanding the foregoing, in no event shall the Costs of Issuance financed with the proceeds of the Series 1996-A Bonds exceed $168,100 (2% of the face amount of the Series 1996-A Bonds).

          Except as otherwise provided in the Tax Exemption Certificate and Agreement, each of the payments referred to in this Section 3.3, other than those payments referred to in subsection (j) above, shall be made upon receipt by the Trustee of a written requisition signed by the Authorized Company Representative, and approved in writing by the Bank, stating with respect to each payment to be made: (i) the requisition number, (ii) the name and address of the person, firm or corporation to whom payment is due, (iii) the amount to be paid, (iv) that each obligation mentioned therein has been properly incurred, is a proper charge against the Acquisition and Construction Fund and has not been the basis of any previous withdrawal, (v) if such payment is for Costs of Issuance, that such payment, together with all other payments of Costs of Issuance paid for out of Series 1996-A Bond proceeds, does not exceed $168,100, and (vi) that the amount remaining in the Acquisition and Construction Fund after the withdrawal in question is made, the reasonable estimate of investment income thereon, plus funds of the Company available for such purpose will, after payment of the amounts then requested, be sufficient to pay the cost of completing the Project. Each such requisition shall be in substantially the same form as Exhibit D attached to and made a part of this Agreement. The Trustee may further require that disbursements from the Acquisition and Construction Fund shall be effectuated through a construction escrow account on terms commonly employed with respect to construction projects in the State, or through a system of lien waiver examinations, established with Chicago Title Insurance Company. The terms of said construction escrow account or said lien waiver examinations may require that disbursements will be made therefrom only upon issuance by said title insurance company of an interim mechanic's lien endorsement to the title policy referred to in the Letter of Credit Agreement, covering each disbursement. The Company hereby agrees to pay any cost involved in effecting such disbursements through such construction escrow account or said lien waiver examinations.

          Section 3.4. Establishment of Completion Date; Obligation of Company to Complete. The Completion Date shall be evidenced to the Trustee and the Bank by a certificate signed by the Authorized Company Representative, stating the Costs of the Project and stating that (i) the acquisition, construction and installation of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor and all labor, services, materials and supplies used in such acquisition, construction and installation have been paid for, and (ii) all other facilities necessary in connection with the Project have been acquired, constructed and installed in accordance with the plans, specifications and work orders therefor, and all costs and expenses incurred in connection therewith (other than costs and expenses for which the Company has withheld payment) have been paid. If the Company withholds the payment of any such cost or expense of the Project, the certificate shall state the amount of such withholding and the reason therefor. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. It shall be the duty of the Company to cause such certificate to be furnished to the Trustee and the Bank promptly after the Project shall have been completed.

          Within ten (10) days of the delivery by the Authorized Company Representative of the certificate evidencing the Completion Date, the Trustee shall retain in the Acquisition and Construction Fund a sum equal to the amounts necessary for payment of Costs of the Project not then due and payable or the liability for which the Company is contesting as set forth in said certificate. Any amount not to be retained in the Acquisition and Construction Fund for such costs, and all amounts so retained but not subsequently used and for which notice of such failure of use has been given by the Company to the Trustee, shall be segregated by the Trustee and used by the Trustee, at the direction of the Authorized Company Representative, (a) to redeem Series 1996-A Bonds prior to maturity on the earliest redemption date permitted by the Indenture for which no premium or penalty pertains, or, at the option of the Company, at an earlier redemption date, (b) to purchase Series 1996-A Bonds on the open market prior to such redemption date (provided, that, if Series 1996-A Bonds are purchased in an amount in excess of the principal amount thereof, the Company shall pay such excess out of other funds) for the purpose of cancellation, or (c) for any other purpose, provided, that the Trustee is furnished with a written approval of the Bank and an opinion of Bond Counsel to the effect that such use is lawful under the Act and will not adversely affect the exclusion of interest on any of the Series 1996-A Bonds from gross income of the owners thereof for Federal income tax purposes. Until used for one or more of the foregoing purposes, such segregated amount may be invested as permitted by Section 3.5 hereof, but may not be invested, without an opinion of Bond Counsel to the effect that such investment will not adversely affect the exclusion of interest on any of the Series 1996-A Bonds from gross income of the owners thereof for Federal income tax purposes, to produce a yield on such amount (computed from the Completion Date and taking into account any investment of such amount from the Completion Date) greater than the yield on the Series 1996-A Bonds, computed in accordance with the applicable provisions of the Code and the Regulations. The Issuer agrees to cooperate with the Trustee and take all required action necessary to redeem the Series 1996-A Bonds or to accomplish any other purpose contemplated by this Section 3.4. Notwithstanding the foregoing to the contrary, to the extent that Revenue Procedure 79-5, as supplemented by Revenue Procedure 81-22, of the Internal Revenue Service is applicable to the Series 1996-A Bonds, the Company agrees to comply with such Revenue Procedures.

          In the event the moneys in the Acquisition and Construction Fund available for payment of the Costs of the Project should not be sufficient to pay the costs thereof in full, the Company agrees to pay directly the costs of completing the Project as may be in excess of the moneys available therefor in the Acquisition and Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Acquisition and Construction Fund and which, under the provisions of this Agreement, will be available for payment of a portion of the Costs of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Acquisition and Construction Fund the Company should pay any portion of the Costs of the Project pursuant to the provisions of this Section 3.4, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the Bank, nor shall it be entitled to any diminution of the amounts payable under Section 4.2 hereof or under the Note.

          Section 3.5. Investment of Moneys in the Acquisition and Construction Fund, the Bond Fund and the Bond Purchase Fund. Any moneys held as part of the Acquisition and Construction Fund shall be invested or reinvested by the Trustee, upon the oral direction of the Authorized Company Representative, promptly confirmed in writing, as provided in Article VII of the Indenture, to the extent permitted by law, in Investment Obligations, and if no direction is given, the Trustee shall invest moneys on deposit in the Acquisition and Construction Fund in obligations described in clause (iv) of the definition of Investment Obligations. Any moneys held as a part of the Bond Fund shall be invested or reinvested by the Trustee upon the oral direction of the Authorized Company Representative, promptly confirmed in writing, as provided in Article VII of the Indenture, to the extent permitted by law, in Governmental Obligations. Any such securities may be purchased at the offering or market price thereof at the time of such purchase. The Trustee may make any and all such investments through its own bond department.

          The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the Acquisition and Construction Fund or the Bond Fund, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund and paid by the Company. Although the Company recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional costs, the Company hereby agrees that confirmations of investments made by the Trustee pursuant to
          Article VII of the Indenture are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No such statement need be rendered pursuant to the provisions hereof or of the Indenture if no activity occurred in the fund during such preceding month.

          Any moneys held as part of the Bond Purchase Fund shall not be invested.

          Section 3.6. Special Arbitrage Certifications and Covenants. The Issuer and the Company covenant and agree that so long as any Series 1996-A Bonds shall remain outstanding, moneys on deposit in any fund or account in connection with the Series 1996-A Bonds (whether or not such moneys were derived from the proceeds of the Series 1996-A Bonds or from any other source) will not be used in any manner which would cause the Series 1996-A Bonds to be classified as "arbitrage bonds," within the meaning of Section 148 of the Code and the applicable Regulations, and further jointly and severally covenant and agree to comply with the requirements of the Tax Exemption Certificate and Agreement and of said Section 148 and the Regulations and to execute such certificates as may be necessary to evidence such compliance. To the extent of any inconsistency between the Tax Exemption Certificate and Agreement and this Agreement, the Tax Exemption Certificate and Agreement shall control.

          The Issuer hereby authorizes and directs the Company to cause the Trustee to transfer moneys in the Acquisition and Construction Fund to the Rebate Fund to the extent required under the Tax Exemption Certificate and Agreement.

                                     Article IV
                                Repayment Provisions

          Section 4.1. Bond Proceeds. The Issuer covenants and agrees, upon the terms and conditions of this Agreement, to lend the proceeds received from the sale of the Bonds to the Company in order to finance the Costs of the Project. Pursuant to said covenant and agreement, the Issuer will issue the Bonds upon the terms and conditions contained in the Indenture and this Agreement, and will lend the proceeds of the Bonds to the Company by causing the Bond proceeds to be applied as provided in Section
          2.10 of the Indenture and Article III of this Agreement. Such proceeds shall be disbursed by the Trustee to or on behalf of the Company as provided in Section 3.3 of this Agreement.

          Section 4.2. Repayment of the Loan and Payment of Other Amounts Payable. (a) As evidence of its obligation to repay the loan made hereunder by the Issuer, the Company will initially issue its Note in the principal amount of $13,000,000, payable as to principal as set forth in the Note. The Note shall be dated the date of issuance and delivery of the Bonds, shall mature on December 1, 2021, except as the provisions hereinafter set forth with respect to prepayment may become applicable to the Note.
          The principal of the Note shall bear interest on the unpaid respective portions of the principal amount thereof corresponding to the respective principal amounts of the Series 1996-A Bonds and the Series 1996-B Bonds from time to time outstanding from the date of the Note at such rates equal to the interest rates from time to time borne by the respective series of Bonds, calculated on the same basis and to be paid on the same dates as interest on the Bonds is calculated and paid from time to time. The Note shall be subject to prepayment as herein provided. Payments of principal of, premium, if any, and interest on the Note shall be made in lawful money of the United States of America in Federal or other immediately available funds at the principal corporate trust office of the Trustee. The Note shall be in substantially the same form as Exhibit B attached to and made a part of this Agreement. The Issuer and the Company agree that the Note shall be payable to the Issuer, and shall be endorsed and pledged by the Issuer to the Trustee. The Company covenants and agrees that the payments of principal of, premium, if any, and interest on the Note shall at all times be sufficient to enable the Issuer to pay when due the principal of, premium, if any, and interest on the Bonds; provided, that the Excess Amount (as hereinafter defined) held by the Trustee in the Bond Fund on a payment date shall be credited against the payment due on such date; and provided further, that, subject to the provisions of the immediately following sentence, if at any time the amount held by the Trustee in the Bond Fund should be sufficient (and remain sufficient) to pay on the dates required the principal of, premium, if any, and interest on the Bonds then remaining unpaid, the Company shall not be obligated to make any further payments under the provisions of this Section 4.2(a) or on the Note. Notwithstanding the provisions of the preceding sentence, if on any date the Excess Amount held by the Trustee in the Bond Fund is insufficient to make the then required payments of principal (whether at maturity or upon redemption prior to maturity or acceleration), premium, if any, and interest on the Bonds on such date, the Company shall forthwith pay such deficiency. The term "Excess Amount" as of any interest payment date shall mean the amount in the Bond Fund on such date in excess of the amount required for the payment of the principal of the Bonds which theretofore have matured at maturity or on a date fixed for redemption and premium, if any, on such Bonds in all cases where Bonds have not been presented for payment and paid, or for the payment of interest which has theretofore come due in all cases where interest checks have not been presented for payment and paid.

          If the Company shall fail to pay any installment of principal of, premium, if any, or interest on the Note or under this Section 4.2(a), the installment so in default shall continue as an obligation of the Company until the amount so in default shall have been fully paid, and the Company agrees to pay the same with interest thereon until paid (to the extent legally enforceable) at a rate equal to the rate borne by the Bonds from time to time from the due date thereof until paid.

              (b) The Company also agrees to pay the reasonable expenses of the Issuer incurred in fulfilling its obligations under this Agreement, the Indenture, the Remarketing Agreement and the Tax Exemption Certificate and Agreement.

              (c) The Company also agrees to pay to the Trustee (i) the initial acceptance fee of the Trustee and the costs and expenses, including reasonable attorneys' fees and expenses incurred by the Trustee in entering into and executing the Indenture and the Tax Exemption Certificate and Agreement, and (ii) during the term of this Agreement (A) an amount equal to the annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its ordinary expenses incurred under the Indenture and the Tax Exemption Certificate and Agreement, including attorneys' fees and expenses, as and when the same become due,
          (B) the reasonable fees, charges and expenses of the Trustee, as and when the same become due, and (C) the reasonable fees, charges and expenses of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture and the Tax Exemption Certificate and Agreement, including attorneys' fees and expenses, as and when the same become due.

              (d) The Company also agrees to pay all reasonable fees, charges and expenses of the Remarketing Agent as set forth in the Remarketing Agreement in carrying out its duties and obligations and performing its services under and pursuant to the Indenture and the Remarketing Agreement.

              (e) In addition to the payments required to be made by the Company pursuant to the foregoing subsections of this Section 4.2 and the Note, the Company hereby agrees to pay to the Trustee amounts sufficient to pay the purchase price of any Bonds to be purchased pursuant to Section 4.1 or Section 4.2 of the Indenture, on the purchase date of such Bonds as set forth in said Section 4.1 or said Section 4.2, as the case may be. All such payments shall be made to the Trustee in lawful money of the United States of America in Federal or other immediately available funds at the principal corporate trust office of the Trustee. Except as required by this Section 4.2(e), so long as a Letter of Credit is in effect, the Company will not, directly or indirectly, purchase any Bonds, except Bonds that bear interest at a Fixed Rate, with any moneys that do not constitute Available Moneys.

              (f) In the event that the Trustee is authorized and directed to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to the extent necessary to pay the principal of and interest on the Bonds and the purchase price of Bonds tendered or deemed to be tendered to the Trustee for purchase if and when due, any moneys derived from a drawing under the Letter of Credit shall constitute a credit against the obligation of the Company to make corresponding payments on the Note and under subsections (a) and (e) of this Section 4.2.

              (g) If the date when any of the payments required to be made by this Section 4.2 is not a Business Day, then such payments may be made on the next Business Day with the same force and effect as if made on the nominal due date, and no interest shall accrue for the current interest payment period after such date, but shall accrue for the next interest payment period and shall be payable on the next interest payment date.

              (h) The Company shall have, and is hereby granted, the option to elect to convert the interest rate borne by the Series 1996-A Bonds and the Series 1996-B Bonds from the Weekly Rate, the Monthly Rate or the Adjustable Rate to the Weekly Rate, the Monthly Rate, the Adjustable Rate or the Fixed Rate, as the case may be, pursuant to the provisions of Section 2.2 of the Indenture, subject to the terms and conditions set forth in
          Section 2.2 of the Indenture.

          Section 4.3. No Defense or Set-Off - Unconditional Obligation. The obligations of the Company to make the payments required in
          Section 4.2 hereof and pursuant to the Note and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee. The Company shall pay net during the term of this Agreement the payments to be made on account of the loan as prescribed in Section 4.2 hereof and all other payments required hereunder free of any deductions and without abatement, diminution or set-off, other than those herein expressly provided. Until such time as the principal of, premium, if any, and interest on the Note and the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company:
          (i) will not suspend or discontinue any payments provided for in
          Section 4.2 hereof or the Note; (ii) will perform and observe all of its covenants and agreements contained in this Agreement; and
          (iii) will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project or the Premises, commercial frustration of purpose, any change in the tax laws of the United States of America or the State or any political subdivision thereof, or any failure of the Issuer, the Trustee or the Bank to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, except to the extent permitted by this Agreement.

          Section 4.4. Assignment and Pledge of Issuer's Rights. As security for the payment of its Bonds, the Issuer will assign and pledge to the Trustee all right, title and interest of the Issuer in and to this Agreement and the Note, including the right to receive payments hereunder and thereunder (except the right to receive payments, if any, under Sections 4.2(b), 5.3 and 6.3 hereof and the rights to make determinations and receive notices as herein provided), and hereby directs the Company to make said payments directly to the Trustee. The Company herewith assents to such assignment and pledge and will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer, the Trustee or the Bank.

                                      Article V
                          Special Covenants and Agreements

          Section 5.1. Issuer's and Trustee's Right of Access to the Project and the Premises. The Company agrees that during the term of this Agreement the Issuer, the Trustee, the Bank and their duly authorized agents shall have the right during regular business hours, with reasonable notice, to enter upon and to examine and inspect the Project and the Premises. The Company agrees that the Issuer, the Trustee, the Bank and their duly authorized agents shall have, subject to such limitations, restrictions and requirements as the Company may reasonably prescribe, including but not limited to the standard visitor agreement of the Company, such rights of access to the Project and the Premises.

          Section 5.2. Company to Maintain Its Corporate Existence; Conditions under Which Exceptions Permitted. The Company agrees that during the term of this Agreement and so long as any Bond is Outstanding, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 5.2, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of the United States of America or any state, district or territory thereof) or permit one or more other domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve; provided, that in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, that the surviving, resulting or transferee corporation (i) is a domestic corporation as aforesaid; (ii) is qualified to do business in the State;
          (iii) assumes in writing all of the obligations of the Company under this Agreement, the Note and the Tax Exemption Certificate and Agreement; and (iv) has a "Consolidated Tangible Net Worth" (after giving effect to such merger, consolidation or transfer) of not less than the Consolidated Tangible Net Worth of the Company immediately prior to such merger, consolidation or transfer. The term "Consolidated Tangible Net Worth," as used in this Section 5.2, shall mean the difference obtained by subtracting total consolidated liabilities of the Company and its consolidated subsidiaries, from total consolidated assets of the Company and its consolidated subsidiaries, less the aggregate amount of any intangible assets, including, without limitation, good will, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

          Section 5.3. Release and Indemnification Covenants. The Company hereby releases the Issuer and the Trustee from, and hereby covenants and agrees that it will pay, and will protect, indemnify and save the Issuer, the Trustee and their respective members, officers, employees, agents and persons who "control" the Issuer or the Trustee, as that term is defined in Section 15 of the Securities Act of 1933, as amended (the "Indemnified Parties"), harmless from and against, any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and expenses of the Company and the Indemnified Parties), causes of action, suits, claims, demands and judgments of whatsoever kind and nature (including those arising or resulting from any injury to or death of any person or damage to property) arising from or in any manner directly or indirectly growing out of or connected with the following:

                   (1) The use, non-use, condition or occupancy of the properties of the Company, including without limitation the Project and the Premises, any repairs, construction, alterations, renovation, relocation, remodeling and equipping thereof or thereto or the condition of the properties of the Company, including without limitation the Project and the Premises, including adjoining sidewalks, streets or alleys and any equipment or facilities at any time located on its properties, including without limitation the Project, or used in connection therewith which are not the result of the negligence of the Indemnified Parties;

                   (2) violation by the Company of any agreement, warranty, covenant or condition of this Agreement or any other agreement executed in connection with the Bonds or the Project;

                   (3)   violation of any contract, agreement or
          restriction by the Company relating to its properties, including without limitation the Project and the Premises;

                   (4) violation of any law, ordinance, regulation or court order affecting the properties of the Company, including without limitation the Project and the Premises, or the ownership, occupancy or use thereof;

                   (5) any written statement or information (other than statements or information provided by the Issuer) furnished to the Issuer or the purchasers of any Bonds, including, but not limited to, any offering circular relating to any of the Bonds, that is untrue or incorrect in any material respect, and any omission from such information of any statement or information which should be contained therein for the purpose for which the same is to be used or which is necessary to make the statements therein not misleading in any material respect; and

                   (6) the presence on or in, or the escape, seepage, leakage, spillage, discharge, emission or release from, the properties of the Company, including without limitation the Project and the Premises, of any hazardous or toxic waste, substance or constituent, or other substance.

          In the event of the settlement of any litigation commenced or threatened, such indemnity shall be limited to the aggregate amount paid under a settlement effected with the written consent of the Company.

          The Indemnified Parties shall promptly notify the Company in writing of any claim or action covered by this indemnity and brought against the Indemnified Parties, or in respect of which indemnity may be sought against the Company, setting forth the particulars of such claim or action, and the Company will assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Parties and the payment of all expenses. The Indemnified Parties may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall not be payable by the Company unless such employment has been specifically authorized by the Company.

          Section 5.4. Records and Financial Statements of Company. The Issuer and the Trustee shall be permitted during regular business hours during the term of this Agreement to examine the books and records of the Company.

          The Company agrees to furnish the Issuer and the Trustee within one hundred twenty (120) days after the close of each fiscal year of the Company, with the financial statements of the Company, showing the financial position of the Company at the close of each such fiscal year and the results of the operations of the Company for each such fiscal year, audited by an independent certified public accountant selected by the Company for such fiscal year. The Company further agrees to furnish the Issuer and the Trustee within thirty (30) days of the close of each quarter of each fiscal year of the Company (other than the fourth quarter of each such fiscal year), with the financial statements of the Company, showing the financial position of the Company at the close of each such quarter (including year to date information) and the results of operations of the Company for each such quarter, signed by the President, any Vice President or the Treasurer of the Company.

          The Company further agrees to furnish the Issuer and the Trustee with such other financial statements and information concerning the Company as the Issuer or the Trustee may reasonably require.

          The Company further agrees to furnish the Trustee within ninety
          (90) days after the close of each fiscal year of the Company or within thirty (30) days after written request from the Trustee with a certificate of the Company, signed by the President, any Vice President or the Treasurer of the Company, to the effect that the signer thereof has re-examined the provisions of this Agreement, and at the date of said certificate has no knowledge of any default or Event of Default hereunder (or, if the signer has knowledge of any such default or Event of Default, he shall disclose in such certificate the nature thereof). The Company further agrees to furnish the Trustee promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company or of a partner thereof, written notice of any threatened or pending litigation or governmental proceeding against the Company which would materially adversely affect the business and properties of the Company and written notice of the occurrence of any default or Event of Default under this Agreement.

          Section 5.5. Tax-Exempt Status. The Company covenants with the Issuer and for and on behalf of the purchasers and owners of the Series 1996-A Bonds from time to time outstanding that so long as any of the Series 1996-A Bonds remain outstanding, moneys on deposit in any fund in connection with the Series 1996-A Bonds, whether or not such moneys were derived from the proceeds of the sale of the Series 1996-A Bonds or from any other sources, will not be used in a manner which will cause the Series 1996-A Bonds to be "arbitrage bonds," within the meaning of Section 148 of the Code, and any lawful Regulations promulgated thereunder, as the same exist on this date, or may from time to time hereafter be amended, supplemented or revised. The Company also covenants for the benefit of the owners of the Series 1996-A Bonds to comply with all of the provisions of the Tax Exemption Certificate and Agreement. The Company reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said Section 148 or the Regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only upon receipt of an opinion of Bond Counsel with respect to such investment that such investment will not affect the exclusion of the interest on the Series 1996-A Bonds from gross income of the owners thereof for Federal income tax purposes.

          Neither the Issuer nor the Company shall cause any proceeds of the Series 1996-A Bonds to be expended except pursuant to the Indenture. The Company shall not (1) requisition or otherwise allow any payment out of proceeds of the Series 1996-A Bonds (i) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (i) shall not apply to any building (and the equipment purchased as a part thereof, if any) if the "rehabilitation expenditures", as defined in Section 147(d) of the Code, with respect to the building equal or exceed 15% of the portion of the cost of acquiring the building (including such equipment) financed with the proceeds of the Series 1996-A Bonds, (ii) if as a result of such payment, 25% or more of the proceeds of the Series 1996-A Bonds would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein), (iii) if, as a result of such payment, less than 95% of the net proceeds of the Series 1996-A Bonds, expended at the time of such requisition would be considered as having been used for costs of the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 142 of the Code for use as a "solid waste disposal facility" within the meaning of
          Section 142 of the Code, or (iv) if such payment is used to pay issuance costs (including attorneys' fees and placement fees) in excess of an amount equal to two percent (2%) of the principal amount of the Series 1996-A Bonds; (2) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which would result in the loss of exclusion of interest on the Series 1996-A Bonds from gross income for purposes of Federal income taxation; or (3) take or omit, or permit to be taken or omitted, any other action, the taking or omission of which would cause the loss of such exclusion. Without limiting the generality of the foregoing, the Company shall not permit the proceeds of the Series 1996-A Bonds to be used directly for the acquisition of land (or an interest therein).

          The Series 1996-A Bonds and any other obligation constituting a private activity bond under Section 141(a) of the Code will not be sold (A) within fifteen (15) days prior to the issuance of the Series 1996-A Bonds or within fifteen (15) days after the issuance of the Series 1996-A Bonds, and (B) are reasonably expected to be paid out of substantially the same source of funds as the Series 1996-A Bonds.

          Section 5.6. Insurance. The Company agrees to maintain insurance with respect to the Project and the Premises with good and responsible insurance companies against such hazards and risks as are insured by companies similarly situated and operating like properties.

          Section 5.7. Maintenance and Repair. The Company agrees that it will maintain the Project and the Premises in good repair, working order and operating condition, making from time to time all needful and proper repairs thereto, renewals and replacements thereof, so that at all times the efficiency thereof shall be fully preserved and maintained.

          Section 5.8. Qualification in State. The Company agrees that throughout the term of this Agreement, it will be qualified to do business in the State.

          Section 5.9. Letter of Credit. (a) On or prior to the issuance, sale and delivery of the Bonds to the purchaser or purchasers thereof pursuant to Section 2.6 of the Indenture, the Company hereby covenants and agrees to obtain and deliver to the Trustee the initial, irrevocable, transferable Letter of Credit to be issued by the Bank in favor of the Trustee for the benefit of the owners from time to time of the Bonds, in substantially the same form as Exhibit A attached to the Letter of Credit Agreement.
          The initial Letter of Credit shall be dated the date of issuance and delivery of the Bonds; shall expire on December 15, 2001, unless otherwise extended in accordance with the terms and provisions of subsection (b) below and the Letter of Credit Agreement; shall be in the amount of (i) the aggregate principal amount of the Bonds (A) to enable the Trustee to pay the principal of the Bonds at maturity, upon redemption prior to maturity or acceleration, and (B) to enable the Trustee to pay the portion of the purchase price of Bonds tendered or deemed to be tendered to the Trustee for purchase, equal to the aggregate principal amount of such Bonds, plus (ii) an amount equal to the interest to accrue on the Bonds for thirty-five (35) days at a maximum rate of twelve percent (12%) per annum (A) to enable the Trustee to pay interest accrued on the Bonds on the dates and in the manner set forth in the Indenture, and (B) to enable the Trustee to pay the portion of the purchase price of Bonds tendered or deemed to be tendered to the Trustee for purchase, equal to the accrued interest on such Bonds.

              (b) Except as hereinafter provided, at any time prior to the fifteenth Business Day prior to the interest payment date on the Bonds immediately preceding the Stated Termination Date of the Letter of Credit, the Company may, at its option but is not required to, provide for the extension of the term of the Letter of Credit or deliver to the Trustee a substitute Letter of Credit as hereinafter provided. If the Company chooses to extend the term of the Letter of Credit, then such extension shall be to the fifteenth day of any calendar month at least one (1) year after the Stated Termination Date of the existing Letter of Credit, and (unless the Letter of Credit by its terms provides for an extension of its term automatically unless the Trustee is notified to the contrary) the Company shall furnish proof of such extension, in the form of an amendment to the Letter of Credit evidencing such extension, to the Trustee no later than the fifteenth Business Day prior to the interest payment date on the Bonds immediately preceding the Stated Termination Date of the Letter of Credit. In the event that the Letter of Credit by its terms provides for an extension of its term automatically unless the Trustee is notified to the contrary, such extensions shall be consistent with the terms and provisions set forth above, but it shall not be necessary to furnish such proof or amendment. If the Company chooses to provide a substitute Letter of Credit, such substitute Letter of Credit shall be an irrevocable letter of credit in substantially the same form and tenor as the initial Letter of Credit, in an amount equal to the outstanding principal amount of the Bonds plus an amount equal to the maximum interest to accrue on the Bonds then Outstanding for thirty-five (35) days at a maximum rate of twelve percent (12%) per annum, with administrative provisions reasonably satisfactory to the Trustee, but provided to expire on the fifteenth day of any calendar month at least one (1) year after the Stated Termination Date of the existing Letter of Credit, such substitute Letter of Credit to be issued by a commercial bank and delivered to the Trustee on or before the fifteenth Business Day prior to the interest payment date on the Bonds immediately preceding the Stated Termination Date of the Letter of Credit; provided, that simultaneously with the delivery of any such substitute Letter of Credit to the Trustee, the Company shall have provided the Trustee with written evidence from the Bank which issued the existing Letter of Credit that the Company shall have paid all of its obligations under the related Letter of Credit Agreement to such Bank (other than any obligations with respect to reimbursement for drawings under the Letter of Credit to purchase Bonds tendered or deemed to be tendered to the Trustee for purchase pursuant to Section 4.1 or
          Section 4.2 of the Indenture, which obligations are not yet due and owing under the Letter of Credit Agreement) and shall have paid all other amounts due and owing under the Letter of Credit Agreement pursuant to which the existing Letter of Credit was issued (except as aforesaid). Simultaneously with the delivery of such substitute Letter of Credit to the Trustee, the Company shall also provide the Trustee with an opinion of Bond Counsel that such substitute Letter of Credit is authorized under this Agreement, complies with the terms hereof, and will not have an adverse effect on the exclusion of the interest on the Series 1996-A Bonds from gross income of the owners thereof for Federal income tax purposes. If the Company shall fail to furnish to the Trustee such written evidence from such Bank and such opinion of Bond Counsel on or before the specified date, the Trustee shall be deemed not to have received the substitute Letter of Credit, and the Bonds shall be subject to mandatory tender for purchase pursuant to Section 4.2 of the Indenture. Upon delivery of a substitute Letter of Credit and the foregoing evidence and opinion, the Trustee is authorized and directed to surrender the existing Letter of Credit and to approve the cancellation of the existing Letter of Credit and the termination of the related Letter of Credit Agreement. Any such substitute Letter of Credit shall be delivered to the Trustee on the first Business Day of a calendar month. The Company hereby covenants and agrees to give the Issuer, the Trustee, the Bank and the Remarketing Agent written notice of its intention to deliver any such substitute Letter of Credit at least fifteen (15) Business Days prior to the date on which the Company expects to deliver such substitute Letter of Credit.

              (c) If the Company elects to exercise its option to cause the interest rate on the Bonds to be converted to the Adjustable Rate or the Fixed Rate in accordance with the provisions of
          Section 4.2(h) hereof, the Company may, at its option but is not required to, provide for the delivery to the Trustee of a substitute Letter of Credit with respect to the Bonds. Such substitute Letter of Credit shall consist of an irrevocable letter of credit in the amount of (i) the aggregate principal amount of each series of Bonds then outstanding to enable the Trustee to pay the principal of such Bonds at maturity, upon redemption prior to maturity or acceleration, plus (ii) an amount equal to three percent (3%) of the aggregate principal amount of the Bonds then Outstanding to pay premium, plus (iii) an amount equal to the interest to accrue on such Bonds then outstanding for 215 days to enable the Trustee to pay interest accrued on such Bonds as it comes due, set to expire or terminate one hundred twenty-four (124) days after the conclusion of the Adjustable Rate Period or one hundred twenty-four (124) days after the final maturity of such Bonds, and having administrative provisions satisfactory to the Trustee. If the Company has elected to deliver such a substitute Letter of Credit to the Trustee, the Company shall deliver to the Trustee at least forty-five (45) days prior to the Proposed Conversion Date an irrevocable commitment of a Bank to issue such substitute Letter of Credit, and shall deliver such substitute Letter of Credit to the Trustee on or before the Conversion Date. Simultaneously with the delivery of such substitute Letter of Credit to the Trustee, the Company shall also provide the Trustee with an opinion of Bond Counsel to the effect that such substitute Letter of Credit is authorized under this Agreement, complies with the terms hereof and will not have an adverse effect on the exclusion of the interest on the Series 1996-A Bonds from gross income of the owners thereof for Federal income tax purposes.

              (d) At any time while a Letter of Credit is in effect, the Company from time to time may, at its option, but is not required to, deliver to the Trustee a substitute Letter of Credit in substitution for the existing Letter of Credit. The substitute Letter of Credit shall be an irrevocable, transferable letter of credit in substantially the same form and tenor as the existing Letter of Credit with administrative provisions satisfactory to the Trustee, provided to expire on the same date as the existing Letter of Credit or on the fifteenth day of any calendar month at least one (1) year after the Stated Termination Date of the existing Letter of Credit, such substitute Letter of Credit to be issued by a commercial bank and delivered to the Trustee; provided, that simultaneously with the delivery of any such substitute Letter of Credit to the Trustee, the Company shall have provided the Trustee with written evidence from the Bank which issued the existing Letter of Credit that the Company shall have paid all of its obligations under the Letter of Credit Agreement to such Bank (other than any obligations with respect to reimbursement for drawings under the Letter of Credit to purchase Bonds tendered or deemed to be tendered to the Trustee for purchase pursuant to Section 4.1 or Section 4.2 of the Indenture, which obligations are not yet due and owing under the Letter of Credit Agreement) and shall have paid all other amounts due and owing under the Letter of Credit Agreement pursuant to which the existing Letter of Credit was issued (except as aforesaid). Simultaneously with the delivery of such substitute Letter of Credit to the Trustee, the Company shall also provide the Trustee with an opinion of Bond Counsel that such substitute Letter of Credit is authorized under this Agreement, complies with the terms hereof and will not have an adverse effect on the exclusion of the interest on the Series 1996-A Bonds from gross income of the owners thereof for Federal income tax purposes. If the Company shall fail to furnish to the Trustee such written evidence from such Bank and such opinion of Bond Counsel, the Trustee shall not be deemed to have received the substitute Letter of Credit, and shall not surrender the existing Letter of Credit. Upon delivery of a substitute Letter of Credit and the foregoing evidence and opinion, the Trustee is authorized and directed to surrender the existing Letter of Credit. Any such substitute Letter of Credit shall be delivered to the Trustee on the first Business Day of a calendar month. The Company hereby covenants and agrees to give the Issuer, the Trustee, the Bank and the Remarketing Agent written notice of its intention to deliver any such substitute Letter of Credit at least fifteen
          (15) Business Days prior to the date on which the Company expects to deliver such substitute Letter of Credit.

              (e) The Company may at its option, but is not required to, provide for the delivery to the Trustee of an Alternate Credit Facility to supplement the Letter of Credit, to replace the Letter of Credit or to provide credit enhancement if the Letter of Credit is not then in effect. Any such Alternate Credit Facility shall be payable to the Trustee for the benefit of the owners of the Bonds and shall have administrative provisions satisfactory to the Trustee. Simultaneously with the delivery of such an Alternate Credit Facility to the Trustee, the Company shall provide the Trustee with an opinion of Bond Counsel to the effect that the delivery of such Alternate Credit Facility is authorized under this Agreement, complies with the terms hereof and will not have an adverse effect on the exclusion of the interest on the Series 1996-A Bonds from gross income of the owners thereof for Federal income tax purposes. Any such Alternate Credit Facility shall be delivered to the Trustee on the first Business Day of a calendar month. The Company hereby covenants and agrees to give the Issuer, the Trustee, the Bank and the Remarketing Agent written notice of its intention to deliver any such Alternate Credit Facility at least fifteen (15) Business Days prior to the date on which the Company expects to deliver such Alternate Credit Facility.

              (f) In the event that the Letter of Credit is set to expire and the Company does not intend to deliver a substitute Letter of Credit to the Trustee, the Company shall, on or before the fifteenth Business Day prior to the interest payment date immediately preceding the Stated Termination Date, give written notice to the Issuer, the Trustee, the Remarketing Agent and the Bank that the Company does not intend to deliver such a substitute Letter of Credit to the Trustee prior to the Stated Termination Date.

              (g) Notwithstanding any other provision of this Agreement or the Indenture to the contrary, upon a Conversion of the interest rate on the Series 1996-A Bonds to an Adjustable Rate or a Fixed Rate, no Letter of Credit or Alternate Credit Facility shall be in effect after the Conversion of such interest rate to the Adjustable Rate or the Fixed Rate unless the Company delivers to the Trustee an opinion of Bond Counsel to the effect that such maintenance of such Letter of Credit or Alternate Credit Facility will not have an adverse effect on the exclusion of the interest on the Series 1996-A Bonds from gross income of the owners thereof for Federal income tax purposes.

                                     Article VI
                           Events of Default and Remedies

          Section 6.1.   Events of Default.  The occurrence and
          continuation of any one of the following shall constitute an Event of Default hereunder:

                   (a) failure by the Company to pay any amounts required to be paid as principal, premium, if any, or interest on the Note or under this Agreement on the dates and in the manner specified therein or herein; or

                   (b) failure by the Company to pay any amounts pursuant to Section 4.2(e) hereof on the dates and in the manner specified therein; or

                   (c) failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in subsections (a) and (b) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer, the Trustee or the Bank, unless (i) the Issuer, the Trustee and the Bank shall agree in writing to an extension of such time prior to its expiration, or (ii) if the failure is such that it can be corrected, but not within such 30-day period, corrective action is instituted by the Company within such period and diligently pursued until such failure is corrected; provided, that such failure is corrected within one (1) year; or

                   (d) the dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its obligations hereunder, or an order for relief under the Federal bankruptcy laws, as amended from time to time, is entered against the Company, or a petition or answer proposing the entry of an order for relief against the Company under the Federal bankruptcy laws, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future Federal bankruptcy act or any similar Federal or state law shall be filed in any court and such petition or answer shall not be discharged within ninety (90) days after the filing thereof, or the Company shall fail generally to pay its debts as they become due, or a custodian (including without limitation a receiver, trustee, assignee for the benefit of creditors or liquidator of the Company) shall be appointed for or take possession of all or a substantial part of its property and shall not be discharged within ninety (90) days after such appointment or taking possession, or the Company shall consent to or acquiesce in such appointment or taking possession, or assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors; provided, that the term "dissolution or liquidation of the Company," as used in this subsection (d), shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another domestic corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 5.2 hereof; or

                   (e) any warranty, representation or other statement made by or on behalf of the Company contained herein or in any document or certificate furnished by the Company in compliance with or in reference hereto, is false or misleading in any material respect; or

                   (f) an "event of default" shall occur and be continuing under the Indenture.

          Section 6.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing hereunder, the Trustee may take any one or more of the following remedial steps:

                   (a) The Trustee may exercise any right, power or remedy permitted to it by law as a holder of the Note, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all unpaid interest accrued on the Note to the date of such declaration and any premium the Company shall have become obligated to pay to be immediately due and payable, if concurrently with or prior to such notice the unpaid principal of and all unpaid accrued interest and premium on the Bonds have been declared to be due and payable under the Indenture, and upon such declaration the Note and the unpaid accrued interest thereon and such premium shall thereupon become forthwith due and payable in an amount sufficient to pay the principal of, premium, if any, and interest on the Bonds under Section 9.2 of the Indenture, without presentment, demand or protest, all of which are hereby expressly waived. The Company shall forthwith pay to the Trustee the entire principal of, premium, if any, and interest accrued on the Note.

          The Trustee (or any owner of any Bond) shall waive, rescind and annul such declaration and the consequences thereof, when any declaration of acceleration on the Bonds has been waived, rescinded and annulled pursuant to and in accordance with Section
          9.2 of the Indenture.

                   (b) The Issuer or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

          In case the Issuer or the Trustee shall have proceeded to enforce its rights under this Agreement, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, as the case may be, then and in every such case the Company, the Issuer and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Issuer and the Trustee shall continue as though no such proceeding had been taken.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company, or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and the Note and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

          Section 6.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the Note or the enforcement of the performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees and expenses of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

          Section 6.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement and the Indenture or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the owners from time to time of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

          Section 6.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by the Company and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Agreement.

                                     Article VII
                                 Prepayment of Note

          Section 7.1. Obligation to Prepay the Note upon Determination of Taxability. Upon the occurrence of a Determination of Taxability, the Company shall have, and hereby accepts, the obligation to prepay a sufficient portion of the principal of the
          Note in part, on any date within thirty (30) days of the occurrence of a Determination of Taxability, by paying to the Trustee an amount sufficient to redeem all of the Series 1996-A Bonds pursuant to Section 3.1(b) of the Indenture. The amount to be prepaid pursuant to this Section 7.1 in such event shall be 100% (or 103% during the Adjustable Rate Period or the Fixed Rate Period) of the then Outstanding principal amount of the Series 1996-A Bonds plus accrued interest to the date fixed for redemption. So long as the Letter of Credit is in effect, and to the extent that Available Moneys described in clauses (a) and (b) of Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to prepay the principal of, premium, if any, and accrued interest on the Note payable under this Section 7.1, the Trustee shall, in accordance with Section 6.4 of the Indenture, draw upon the Letter of Credit to prepay the principal of, premium, if any, and accrued interest on the Note payable under this Section 7.1 in accordance with the terms of the Letter of Credit.

          Section 7.2. General Option to Prepay the Note. The Company shall have, and is hereby granted, the option to prepay the principal of the Note as a whole, or in part, by paying to the Trustee an amount sufficient to redeem all or a portion of the Bonds then outstanding, in the manner, at the redemption prices (including premium, if any), from the sources and on the dates specified in Section 3.1(a) of the Indenture. So long as the Letter of Credit is in effect, and to the extent that Available Moneys described in clauses (a) and (b) of Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to prepay the principal of and accrued interest on the Note under this Section 7.2, the Trustee shall, in accordance with Section
          6.4 of the Indenture, draw upon the Letter of Credit to prepay the principal of and accrued interest on the Note payable under this Section 7.2 in accordance with the terms of the Letter of Credit.

          Section 7.3. Option to Prepay the Note in Extraordinary Events. The Company shall have, and is hereby granted, the option to prepay the principal of the Note, on any date, as a whole, and not in part, at a prepayment price of 100% of the principal amount of the Note then outstanding, plus accrued interest to the date fixed for prepayment, within one hundred eighty (180) days of the occurrence of any of the following:

                   (a) the Project or the Premises shall have been damaged or destroyed (in whole or in part) by fire or other casualty to such extent that, in the opinion of the Company expressed in a certificate filed with the Issuer and the Trustee, it is not practicable or desirable to rebuild, repair or restore the Project or the Premises, as the case may be, within a period of six (6) consecutive months following such damage or destruction, or

                   (b) title to, or the temporary use of, all or substantially all of the Project or the Premises shall have been taken under the exercise of the power of eminent domain by any governmental authority or person, firm or corporation acting under governmental authority (including such a taking or takings as results or is likely to result, in the opinion of the Company expressed in a certificate filed with the Issuer and the Trustee, in the Company being thereby prevented from carrying on its normal operations at the Project or the Premises, as the case may be, for a period of six (6) consecutive months or results or is likely to result in rendering the Project or the Premises, as the case may be, unsuitable for use by the Company).
          So long as the Letter of Credit is in effect, and to the extent that Available Moneys described in clauses (a) and (b) of Section
          6.4 of the Indenture are not on deposit in the Bond Fund and available to prepay the principal of and accrued interest on the Note payable under this Section 7.3, the Trustee shall, in accordance with Section 6.4 of the Indenture, draw upon the Letter of Credit to prepay the principal of and accrued interest on the Note payable under this Section 7.3 in accordance with the terms of the Letter of Credit.

          Section 7.4. Obligation to Prepay the Note with Moneys Remaining in the Acquisition and Construction Fund. The Company shall have, and hereby accepts, the obligation to prepay the principal of the Note in part, on any date within thirty (30) days after the receipt by the Trustee of a completion certificate pursuant to Section 3.4 hereof with moneys remaining in the Acquisition and Construction Fund (other than any moneys withheld and used to pay Costs of the Project, as set forth in Section 3.4 hereof). For redemption of a portion of the principal of the Bonds pursuant to Section 3.1(d) of the Indenture, the amount to be prepaid pursuant to this Section 7.4 in any such event shall be 100% of the principal amount of the Bonds being redeemed plus accrued interest to the date fixed for redemption.

          Section 7.5. Obligation to Prepay the Note for Mandatory Sinking Fund Redemptions. The Company shall have, and hereby accepts, the obligation to prepay the principal of the Note in part by paying to the Trustee an amount sufficient to redeem the portion of the Bonds then outstanding and subject to mandatory sinking fund redemption pursuant to Section 3.1(e) of the Indenture, in the manner, at the redemption prices from the sources and on the dates specified in Section 3.1(e) of the Indenture. So long as the Letter of Credit is in effect, and to the extent that Available Moneys described in clauses (a) and (b) of Section 6.4 of the Indenture are not on deposit in the Bond Fund and available to prepay the principal of and accrued interest on the Note under this Section 7.5, the Trustee shall, in accordance with Section 6.4 of the Indenture, draw upon the Letter of Credit to prepay the principal of and accrued interest on the Note payable under this Section 7.5 in accordance with the terms of the Letter of Credit.

          Section 7.6. Redemption of the Bonds. To exercise an option granted to the Company by this Article VII, the Company shall give written notice to the Issuer, the Trustee and the Bank, which notice shall specify therein the date upon which prepayment of the Note (or a portion thereof) will be made, which date shall be not less than forty-five (45) days from the date the notice is mailed, except in the case of Section 7.1, Section 7.4 or Section
          7.5 hereof, and shall specify that all of the principal amount of the Note or a specified portion thereof is to be so prepaid. The Issuer has directed the Trustee to take forthwith all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect the redemption of the Bonds (or a portion thereof) in amounts equal to the amount of the principal of the Note so prepaid as provided in this Article VII.


                                    Article VIII
                                Financing Statements


          The Company will, at its expense, take all necessary action to maintain and preserve the lien and security interest of the Indenture so long as any Bond remains outstanding.

          The Company will, forthwith after the execution and delivery of the Indenture and thereafter from time to time, cause any financing statements in respect of the Indenture to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to perfect and protect the lien and security interest created thereby; and from time to time will perform or cause to be performed any other act as provided by law and will file or cause to be filed any and all continuation statements and further instruments that may be required by law to maintain and preserve the lien and security interest of the Indenture. Except to the extent it is exempt therefrom, the Company will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of such instruments of further assurance, and all Federal or State fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Indenture, said financing statements and such instruments of further assurance.

                                     Article IX
                                    Miscellaneous

          Section 9.1. Notices. All notices, certificates or other communications shall be sufficiently given and shall be deemed given when the same are (i) deposited in the United States mail and sent by first class mail, postage prepaid, or (ii) delivered, in each case, to the parties at the addresses set forth below or at such other address as a party may designate by notice to the other parties: if to the Issuer, at 25 High Street, Morris, Illinois 60450, Attention: Chairman; if to the Company, at 1000 East Niagra Street, Tonawanda, New York 14156, Attention: Chief Financial Officer; if to the Trustee, at 33 North LaSalle Street, Chicago, Illinois 60690, Attention: Corporate Trust Department; if to the Bank, at 2300 Main Place Tower, Buffalo, New York 14202, Attention: Alan Boyce; and if to the Remarketing Agent, at 100 Park Avenue, New York, New York 10017, Attention:
          Municipal Finance Department. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee, the Remarketing Agent and the Bank.

          Section 9.2. Assignments. This Agreement may not be assigned by either party without the consent of the other and the Trustee and the Bank, except that the Issuer shall assign and pledge to the Trustee its right, title and interest in and to this Agreement as provided by Section 4.4 of this Agreement, and the Company may without any consent assign to any surviving, resulting or transferee corporation its rights under this Agreement as provided in Section 5.2 of this Agreement.

          Section 9.3. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

          Section 9.4. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that for purposes of perfecting a security interest in this Agreement by the Trustee under Article 9 of the Uniform Commercial Code of the State, only the counterpart assigned, pledged and delivered to the Trustee shall be deemed the original.

          Section 9.5. Amounts Remaining in Any Fund or with Trustee. It is agreed by the parties hereto that after payment in full of (i) the principal of, premium, if any, and interest on the Bonds,
          (ii) the fees, charges, and expenses of the Issuer, the Trustee and the Remarketing Agent in accordance herewith and with the Indenture and the Remarketing Agreement (the payment of which fees, charges and expenses shall be evidenced by a written certification of the Company that it has fully paid all such fees, charges and expenses), and (iii) all other amounts required to be paid under this Agreement, the Note, the Indenture, the Remarketing Agreement and the Tax Exemption Certificate and Agreement, any amounts remaining in any fund or account maintained under this Agreement, the Indenture or the Tax Exemption Certificate and Agreement and not applied to the principal of, premium, if any, and interest on the Bonds shall belong to and be paid to the Company by the Trustee; provided, that if the Trustee shall have drawn under the Letter of Credit, the Trustee shall request a written statement from the Bank as to whether or not the Bank has been reimbursed by the Company for any and all such drawings, and if the Bank has not been reimbursed by the Company for any and all such drawings under the Letter of Credit (other than reimbursement for a drawing under the Letter of Credit to purchase Bonds tendered or deemed to be tendered for purchase pursuant to Section 4.1 or Section 4.2 of the Indenture, which reimbursement is not due and owing under the Letter of Credit Agreement), such amounts remaining in the Bond Fund or the Bond Purchase Fund shall, upon written notice from the Bank that the Company has not reimbursed the Bank under the Letter of Credit Agreement for any such drawing under the Letter of Credit (which notice shall state the unreimbursed amount), belong to and be paid to the Bank by the Trustee to the extent that the Company has not so reimbursed the Bank.

          Section 9.6. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of the Bonds and prior to their payment in full, this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, and, while the Letter of Credit is in effect, the Bank.

          Section 9.7. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State.

          Section 9.8. Authorized Company Representative. Whenever under the provisions of this Agreement the approval of the Company is required or the Company is required to take some action at the request of the Issuer, the Trustee or the Bank, such approval or such request shall be given for the Company by the Authorized Company Representative, and the Issuer, the Trustee and the Bank shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee or the Bank as a result of any such action taken.

          Section 9.9. Term of This Agreement. This Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to Article VIII of the Indenture, all fees, charges, indemnities and expenses of the Issuer, the Trustee and the Remarketing Agent have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses and attorneys' fees and expenses shall be evidenced by a written certification of the Company that it has fully paid all such fees, charges, indemnities and expenses) and all other amounts due hereunder and under the Note, the Remarketing Agreement and the Tax Exemption Certificate and Agreement have been duly paid or provision made for such payment. All representations, certifications and covenants by the Company as to all matters affecting the tax-exempt status of the interest on the Series 1996-A Bonds shall survive the termination of this Agreement.

          Section 9.10. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns; subject, however, to the limitations contained in Sections 4.4 and 5.2 of this Agreement.
          Section 9.11. References to Bank and Letter of Credit. At any time subsequent to the Stated Termination Date (as defined in the Letter of Credit), but only upon satisfaction of all Reimbursement Obligations, all references to the Bank and the Letter of Credit shall be ineffective.

          In Witness Whereof, the Issuer and the Company have caused this Agreement to be executed in their respective names and attested by their duly authorized officers and sealed, all as of the date first above written.

                                             Upper Illinois River Valley
                                             Development Authority

          (Seal)                             By:  James Washburn
                                                  Chairman
          Attest:  William Steep
                    Secretary


                                             Exolon-ESK Company

                                             By:  Michael H. Bieger
                                                  Chief Financial Officer/
                                                  Vice President


          (Seal)


          Attest:  Nancy E. Gates
                    Secretary





          The right, title and interest of the Upper Illinois River Valley Development Authority, in and to the amounts receivable hereunder (except for the rights of said Authority under Sections 4.2(b), 5.3 and 6.3 hereof and the rights to make determinations and receive notices as herein provided) have been assigned and pledged to American National Bank and Trust Company of Chicago, as Trustee, pursuant to the Indenture of Trust dated as of December 1, 1996, from the Upper Illinois River Valley Development Authority, to said Trustee. For purposes of Article 9 of the Illinois Uniform Commercial Code, the counterpart of this Agreement assigned, pledged and delivered to said Trustee shall be deemed the original.




                                      Exhibit A
                               Description of Project

          The Project consists of the acquisition of land, the construction of an approximately 25,000 square-foot building and related improvements and the acquisition of machinery, equipment and related property to be installed therein, all constituting a facility for the cleansing of sour gas containing hydrogen sulphide and for the disposal of sulphur and silica sand incident to the existing silicon carbide manufacturing facilities of the Company, to be owned and operated by the Company and to be located within the corporate limits of the Village of Hennepin, Illinois, on ESK Road, County Road 875E, approximately 3 miles north of Route 71 in Hennepin, Illinois.



                                      Exhibit B
                                 Exolon-ESK Company
                                   Promissory Note

          For Value Received, Exolon-ESK Company, a Delaware corporation (the "Company"), hereby promises to pay to the order of the Upper Illinois River Valley Development Authority, or its successors and assigns (the "Issuer"), in lawful money of the United States of America in Federal or other immediately available funds at the principal corporate trust office of American National Bank and Trust Company of Chicago, as Trustee (the "Trustee"), the principal amount of Thirteen Million Dollars ($13,000,000), payable in installments on December 1, 2021, except as the provisions hereinafter set forth with respect to prepayment may become applicable hereto, together with interest on the unpaid principal amount hereof from the date hereof at such rates equal to the interest rates from time to time borne by the Bonds (as hereinafter defined), calculated during the Weekly Rate Period or the Monthly Rate Period (as each term is defined in the Agreement hereinafter referred to) on the basis of a calendar year consisting of 365 or 366 days, as the case may be, and calculated on the actual number of days elapsed, and calculated during the Adjustable Rate Period or the Fixed Rate Period (as each term is defined in the Agreement hereinafter referred to) on the basis of a calendar year consisting of 360 days of twelve (12) thirty-day months, payable in lawful money of the United States of America in Federal or other immediately available funds during said Weekly Rate Period or said Monthly Rate Period on January 2, 1997, and on the first Business Day (as defined in said Agreement) of each calendar month thereafter, until the earlier of the date of the commencement of said Adjustable Rate Period or said Fixed Rate Period or the date on which said principal amount is paid, and during said Adjustable Rate Period or said Fixed Rate Period on the first day of the June or December immediately following the commencement of said Adjustable Rate Period or said Fixed Rate Period and on the first day of each June and December thereafter; provided, that the portion of the principal of this Promissory Note corresponding to the outstanding principal amount of the Series 1996-A Bonds (as hereinafter defined), shall bear interest at the interest rate from time to time established for said Series 1996-A Bonds, and the portion of the principal of this Promissory Note corresponding to the outstanding principal amount of the Series 1996-B Bonds (as hereinafter defined) shall bear interest at the interest rate from time to time established for said Series 1996-A Bonds.

          This Promissory Note is issued pursuant to the Loan Agreement dated as of December 1, 1996, by and between the Issuer and the Company (the "Agreement"), and is issued in consideration of the loan made thereunder and to evidence the obligations of the Company set forth in Section 4.2(a) of the Agreement. The Company covenants and agrees that the payments of principal hereof and premium, if any, and interest hereon will be sufficient to enable the Issuer to pay when due the principal of, premium, if any, and interest on its Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-A (Exolon-ESK Company Project) in the aggregate principal amount of $8,405,000 (the "Series 1996-A Bonds") and its Taxable Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-B (Exolon-ESK Company Project) in the aggregate principal amount of $4,595,000 (the "Series 1996-B Bonds," and, together with the Series 1996-A Bonds, the "Bonds").

          Each payment of principal of, premium, if any, and interest on this Promissory Note shall at all times be sufficient to pay the total amount of principal of (whether at maturity or upon acceleration or redemption prior to maturity), premium, if any, and interest on the Bonds on the same date. The total payments to be made by the Company hereunder shall be sufficient to pay when due the principal of (whether at maturity or upon acceleration or redemption prior to maturity) premium, if any, and interest on the Bonds; provided, that the Excess Amount (as hereinafter defined) held by the Trustee (as defined in the Agreement) in the Bond Fund (as defined in the Agreement) on a payment date shall be credited against the payment due on such date; and provided further, that, subject to the provisions of the immediately following sentence, if at any time the amount held by the Trustee in said Bond Fund should be sufficient (and remain sufficient) to pay on the dates required the principal of, premium, if any, and interest on the Bonds then remaining unpaid, the Company shall not be obligated to make any further payments under the provisions of this Promissory Note. Notwithstanding the provisions of the preceding sentence, if on any date the Excess Amount held by the Trustee in said Bond Fund is insufficient to make the then required payments of principal (whether at maturity or upon redemption prior to maturity or acceleration), premium, if any, and interest on the Bonds on such date, the Company shall forthwith pay such deficiency. The term "Excess Amount" as of any interest payment date shall mean the amount in said Bond Fund on such date in excess of the amount required for the payment of the principal of the Bonds which theretofore has matured at maturity or on a date fixed for redemption and premium, if any, on such Bonds in all cases where Bonds have not been presented for payment and paid, or for the payment of interest which has theretofore come due in all cases where interest checks have not been presented for payment and paid. Any moneys derived from a drawing under the Letter of Credit (as defined in the Agreement) shall constitute a credit against the obligation of the Company to make a corresponding payment hereunder, as provided in Section 4.2(f) of the Agreement.

          This Promissory Note is entitled to the benefits and is subject to the conditions of the Agreement. The obligations of the Company to make the payments required hereunder shall be absolute and unconditional without any defense or right of set-off, counterclaim or recoupment by reason of any default by the Issuer under the Agreement or under any other agreement between the Company and the Issuer or the Trustee, or out of any indebtedness or liability at any time owing to the Company by the Issuer or said Trustee, or for any other reason.

          This Promissory Note is subject to mandatory prepayment and optional prepayment as a whole or in part, as provided in Article VII of the Agreement.

          In certain events, on the conditions, in the manner and with the effect set out in the Agreement, the principal installments of this Promissory Note may be declared due and payable before the stated maturity thereof, together with accrued interest thereon. Reference is hereby made to the Agreement for a complete statement of the terms and conditions under which the maturity of the principal installments of this Promissory Note may be accelerated.

          In Witness Whereof, the Company has caused this Promissory Note to be duly executed, attested, sealed and delivered as of December 19, 1996.

                                             Exolon-ESK Company

                                             By:  Michael H. Bieger
                                                  Chief Financial Officer/
                                                  Vice President
          (Seal)


          Attest:  Nancy E. Gates
                     Secretary




                                     Endorsement

          Pay, without recourse or warranty, to the order of American National Bank and Trust Company of Chicago, as Trustee under the Indenture of Trust dated as of December 1, 1996, from the undersigned to said trustee.

                                        Upper Illinois River Valley
                                        Development Authority



                                        By:  James Washburn
                                             Chairman
          (Seal)


          Attest:  William Steep
                    Secretary





                                      Exhibit C

                                  Legal Description





                                      Exhibit D
                             Requisition No. ___________

          American National Bank and Trust Company of Chicago, as Trustee Chicago, Illinois 60690

          Re:       Upper Illinois River Valley Development Authority
                    $8,405,000 Variable Rate Demand    Solid Waste Disposal
                    Revenue Bonds, Series 1996-A (Exolon-ESK Company Project) (the "Series 1996-A Bonds")and $4,595,000 Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 1996-B (Exolon-ESK Company Project) (the "Series 1996-B Bonds")

          Ladies and Gentlemen:

          This Requisition is submitted pursuant to the provisions of
          Section 3.3 of a Loan Agreement dated as of December 1, 1996 (the "Agreement") by and between the Upper Illinois River Valley Development Authority (the "Issuer") and Exolon-ESK Company (the "Company"). The terms used herein have the same meanings as when used in the Agreement, except where the context otherwise requires.

          The Company hereby requests that on ______________, the Trustee pay to the payee named in paragraph (b) below from funds held in the Acquisition and Construction Fund the amount specified in paragraph (c) below. In support of this request, the Company states as follows:

               (a) The cost of the facilities to which the payment relates has been properly incurred and is a proper charge against the Acquisition and Construction Fund.

               (b) The Payee is __________________ whose address is _________________ attention: ____________________.

               (c)  The amount requested to be paid is $__________________.

               (d) None of the items for which the payment is proposed to be made has formed the basis for any payment heretofore made from the Acquisition and Construction Fund.

               (e) Each of the items for which the payment is proposed to be made is or was necessary or appropriate in connection with the Project.

               (f) After giving effect to this Requisition, the amount remaining in the Acquisition and Construction Fund, the reasonable estimate of investment income thereon, and funds of the Company available for such purpose will be sufficient to pay the cost of completing the Project.

               (g) After giving effect to this Requisition, all payments of Costs of Issuance paid for out of Series 1996-A Bond proceeds does not exceed $________.

               (h) After giving effect to this Requisition, at least 95% of the proceeds of the Series 1996-A Bonds to be disbursed from Account A of the Acquisition and Construction Fund, including the amounts requested herein to be disbursed, will be used to provide
          (i) land or depreciable property of a character subject to the allowance for depreciation under the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) qualified "solid waste disposal facilities," within the meaning of Section 142(a)(6) of the Code.

          In accordance with the provisions of the Agreement, the Company has caused this Requisition to be signed and verified on its behalf by its duly authorized representative this ______ day of ________________, 19___.


          Exolon-ESK Company


           By
                Authorized Company Representative


          Approved:

          The Chase Manhattan Bank, N.A.



          By

          Its